Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


                We have issued our report dated February 5, 2001, accompanying the consolidated financial statements included in the Annual Report of XOX Corporation on Form 10-KSB for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of XOX Corporation on Form S-8 (File No. 333-61377).

                                        /s/ Grant Thornton LLP



Minneapolis, Minnesota
April 16, 2001